UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): November 14, 2006

CAREER EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates. Illinois 60169

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 8.01. Other Events

Career Education Corporation (the “Registrant”) is filing this Current Report on Form 8-K to clarify the Registrant’s interpretation of the change in control provisions included in its 1998 Employee Incentive Compensation Plan, as amended, and its 1998 Non-Employee Directors’ Stock Option Plan, as amended (collectively, the “Plans”). For a detailed discussion of the change in control provisions included in the Plans, see Note 7 “Share-based Compensation” to the Registrant’s unaudited condensed consolidated financial statements included in Part I, Item 1 “Financial Statements” of its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006.

The Compensation Committee of the Registrant’s Board of Directors has the authority under the Plans to interpret the terms and provisions of the Plans, including the definition of a change in control.  Pursuant to this authority, the Compensation Committee determined that voting authority is dispositive for purposes of determining whether, under the Plans, any corporation, person, or entity beneficially owns 20 percent or more of the combined voting power of the Registrant’s then outstanding common stock.

The Registrant is not aware of any corporation, person, or entity, including a group, who beneficially owns, or at any point since the adoption of the Plans beneficially owned, 20 percent or more of the combined voting power of the Registrant’s outstanding common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Executive Vice President,
Chief Financial Officer, and
Assistant Secretary

Dated:   November 14, 2006